EXHIBIT 10.6

AMENDED AND RESTATED CONSULTING AGREEMENT

This Amended and Restated Consulting Agreement (this “Agreement”) is made on January 18, 2007, by and between Fujian Zhongde Technology Co., Ltd., a People’s Republic of China corporation (“Client”), and Allstar Capital, Inc., a Maryland corporation (“Consultant”). In consideration of the respective covenants, representations, warranties and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

RECITALS

WHEREAS, Client and Consultant entered into that certain Consulting Agreement dated January 7, 2006 (the “Original Consulting Agreement”);

WHEREAS, the Original Consulting Agreement was amended by that certain Agreement Amendment to Consulting Agreement dated October 16, 2006, by and between Client and Consultant (the “Amendment”); and

WHEREAS, Client and Consultant desire to amend and restate the Original Consulting Agreement and the Amendment in their entirety as provided below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, IT IS AGREED that the Original Consulting Agreement and the Amendment are hereby amended and restated in their entirety to read as follows:

ARTICLE I.
ENGAGEMENT OF CONSULTANT

Section 1.01 Engagement of Consultant. Client hereby engages Consultant to render consulting services to Client on a non-exclusive basis and on the terms and for the consideration specified herein. As such, Consultant will familiarize itself to the extent it deems necessary and appropriate with the business, operations, condition (financial and otherwise) and prospects of Client and will provide advice on the capital structure of Client, financing options, types of financial instruments to be offered, and the likely market segment that the financial instruments are suitable. Consultant may identify possible investors interested in providing capital to Client or otherwise participating in a Transaction (as defined below) pursuant to terms to be negotiated by and among such possible investors and Client (without the involvement of Consultant), and, at the option of Consultant, will provide consulting services with respect to any Transaction. If Consultant, after becoming familiar with potential transactions of Client, declines to render advice to Client with respect to a particular Transaction, Consultant shall not enter into any other engagement with a third party with respect to such Transaction. Client understands that no particular result is promised or can be guaranteed by Consultant in rendering the services for any particular matter or with respect to any Transaction. Consultant undertakes to render the services competently and with professional skill. Client will provide Consultant with such factual information and materials as Consultant may require to perform such consulting services. Client shall determine the scope of the work to be performed, but after having agreed to perform such services, Consultant shall determine the means, manner and method of performing these services. For purposes of this Agreement, a “Capital Transaction” shall mean any private placement of any securities of Client (including debt, equity or any derivative or convertible securities) with investors identified by Consultant and any other investors who participate in such transaction through the direct or indirect efforts of Consultant (“Consultant Identified Investors”). For purposes of this Agreement, an “M&A Transaction” shall mean (a) any acquisition of outstanding capital stock or control of the outstanding capital stock or all or substantially all of the assets of companies made by Client by one or more Consultant Identified Investors or (b) any merger, consolidation, tender or exchange offer, leveraged buyout, acquisition or sale of substantially all of Client’s assets or equity interests, recapitalization involving the distribution of cash, securities or property to Client’s equity holders or similar transactions involving all or a substantial part of the business, assets or equity interests of Client and/or its affiliates in one or more transactions. A “Transaction” shall mean any Capital Transaction or M&A Transaction and any additional matters identified in advance and mutually agreed to in writing by Consultant and Client.

Section 1.02 Broker or Dealer; Investment Advisor Status.

(a) Consultant is not (i) a registered “broker” (“Broker”) or “dealer” (“Dealer”) as such terms are defined in Section 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) an investment adviser (“Investment Advisor”), as such term is defined in Section 202(a)(11) of the Investment Advisors Act of 1940, as amended, and will not act to effect any transactions in securities for the account of Client. With respect thereto and notwithstanding anything set forth herein to the contrary, in connection with any transaction, Consultant shall not carry out any activity or function that (i) may be traditionally performed by or otherwise be deemed to include those of (A) a Broker, Dealer or Investment Adviser or (ii) would require Consultant to register itself as a Broker, Dealer, or Investment Advisor. In particular, Consultant shall not do, cause to be done or otherwise participate, directly or indirectly, in any of the following on behalf of Client: (a) participate in the negotiation of terms and conditions of the sale and purchase of any securities of Client; (b) assist Client in the distribution of materials relating to the sale of any securities of Client; (c) prepare any analysis or provide any advice to any potential investors regarding the benefits or potential return relating to the purchase of any securities of Client; (d) directly assist Client or any prospective investor of securities of Client with the completion of a Transaction; (e) facilitate the sale, exchange or transfer of securities of Client or any handling of any funds received from the potential investors for any securities of Client, (f) discuss the details of a proposed Transaction with a potential investor, or (g) make recommendations to a potential investor with respect to a Transaction.

(b) Client understands and agrees that Client may need to retain a Broker, Dealer or Investment Advisor to assist Consultant in certain aspects of a Transaction. In addition, Client understands and agrees that if Client requests Consultant to undertake services causing Consultant to become or to be deemed a Broker, Dealer or Investment Advisor, then investors might have a right of rescission or an action for damages with respect to Transactions in which Consultant is deemed to be a Broker, Dealer or Investment Advisor.

ARTICLE II.
TERM; TERMINATION

Section 2.01  Term. The term of this Agreement shall commence on the date hereof and shall continue until the two (2) year anniversary of the date set forth above (the “Initial Term”). This Agreement will automatically renew for unlimited consecutive additional one (1) year periods (the commencement date of each such one (1) year renewal period is referred to herein as a “Renewal Date”) unless either party provides written notice of non-renewal to the other party at least thirty (30) days prior to the expiration of the Initial Term or any renewal period thereafter as the case may be (the Initial Term and such renewal period, if any, shall be referred to herein as the “Term”).

Section 2.02  Termination. Upon termination of this Agreement, except as otherwise provided herein, Client’s sole responsibility to Consultant shall be to pay Consultant for any unpaid expenses, fees or other consideration earned pursuant to this Agreement.

ARTICLE III.
COMPENSATION; REIMBURSEMENT

Section 3.01  Signing Fee. Upon execution of the Original Agreement, Client paid Consultant Twenty Thousand Dollars ($20,000).

Section 3.02  Additional Payments.

(a) During 2006, Client paid consultant an aggregate of One Hundred Eighty Thousand Dollars ($180,000.00) in connection with services rendered hereunder.

(b) On October 24, 2006, Client caused its parent company, China Clean Energy Inc., a Delaware corporation (“CCE”), to issue various assignees of Client a total of Five Hundred Eighty Three Thousand Three Hundred Thirty Four (583,334) shares of common stock of CCE, $.001 par value per share.

Section 3.03 Expenses. Client shall reimburse Consultant for all reasonable costs and expenses that are incurred by or on behalf of Consultant in carrying out its duties or obligations under this Agreement and that Client has approved in advance in writing. Consultant’s invoices for approved costs and expenses shall be payable by Client within thirty (30) days of Client’s receipt of such invoices.

Section 3.04 Registration of Securities. If, at any time or from time to time, Client shall determine to register any of its equity securities, either for its own account or the account of a stockholder, Client shall promptly (but in no event less than thirty (30) days prior to registration) give Consultant written notice thereof; and shall include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all shares of common stock held by Consultant or its designees, as specified in a written response(s) by Consultant, made within twenty (20) days after receipt of the written notice of registration from Client. Notwithstanding any other provision of this Section 3.04, if the registration by Client is for a registered public offering involving an underwriting and the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the percentage of shares of securities to be registered for sale by Client and Consultant shall be equally reduced. If the registration by Client is for a registered public offering involving an underwriting, Consultant agrees that it shall (a) not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Client or any securities convertible into or exchangeable or exercisable for such securities and (b) provide upon request, customary lock-up agreements for itself and its affiliates by which they agree not to sell any of their shares of common stock for a period of 90 days from the effective date of the registration statement, or for such other length of time determined by the managing underwriter. In addition to the rights set forth above, Consultant shall be entitled to request, at any time and in any number of requests, that Client file a registration statement on Form S-3 (or any successor form to Form S-3) for an offering of shares of common stock of Client held by Consultant having an aggregate market value (net of underwriters’ discounts and commissions) of at least $500,000 and the Client is a registrant entitled to use Form S-3 to register the shares of common stock for such an offering, Client shall use its commercially reasonable efforts to cause such shares of common stock to be registered for the offering on such form and to cause such shares of common stock to be qualified in such jurisdictions as Consultant may reasonably request. If such offer is to be an underwritten offering, the underwriter shall be selected by Consultant.

Section 3.05  No Reduction Due to Other Advisors. No fee payable to any other advisor either by Client or any other entity shall reduce or otherwise affect the compensation, fees, payments or reimbursements payable hereunder to Consultant.

ARTICLE IV.
WORK PRODUCT

Consultant shall promptly and fully disclose to Client in writing all Work Products (as defined below), and the entire right, title and interest to all such Work Products (including, without limitation the entire right, title and interest to any renewals, reissues, extensions, substitutions, continuations, continuations in part, or divisions that may be filed with respect to the Work Products) shall be Client’s exclusive property and all Work Products developed by Consultant are hereby assigned to Client. Consultant will, at Client’s expense, give Client all assistance reasonably required to perfect, protect, and use the Work Products. The obligations of Consultant pursuant to this Article IV shall survive for the one (1) year period immediately following termination of this Agreement. As used herein, “Work Product” means any work product, improvement, discovery, design, work or idea (whether patentable or not and including those which may be subject to copyright protection, trademark protection or other intellectual property rights protection) generated, conceived, created or reduced to practice by Consultant alone or in conjunction with others, during or after working hours, that relates directly or indirectly to Client’s or its subsidiaries’ businesses or to Client’s actual research or development.

ARTICLE V.
ACCURACY OF DISCLOSURE

Client agrees to cooperate with Consultant and will furnish to, or cause to be furnished to, Consultant all information and data concerning Client (the “Information”) that Consultant reasonably deems appropriate in connection with the services to Client as provided herein and will provide Consultant with access to Client’s officers, directors, employees and advisors.

Client represents and warrants that all Information made available to Consultant by Client with respect to any Transaction included or incorporated by reference into a related private placement memorandum or prospectus will be complete and correct in all material respects as of the date such Information is provided, and as of the closing date of the related Transaction, and will not be misleading or violate the anti-fraud provisions of the Exchange Act in any material respect, and that any projections, forecasts or other Information provided by Client to Consultant will have been prepared in good faith and will be based upon reasonable assumptions and projections. Client agrees to promptly notify Consultant if Client believes that any Information that was previously provided to Consultant has become materially misleading. Client acknowledges and agrees that in rendering its services hereunder, Consultant will be using and relying on the Information (and information available from public sources and other sources deemed reliable by Consultant) without independent verification thereof or independent appraisal or evaluation of Client or any party to a Transaction. Consultant does not assume responsibility for the accuracy or completeness of the Information. If all or any portion of the business of Client is engaged in through subsidiaries or other affiliates, the references in this paragraph to Client will, when appropriate, be deemed also to include all such subsidiaries or other affiliates.

ARTICLE VI.
INDEMNIFICATION

Client agrees to indemnify and hold harmless Consultant and its affiliates and their respective directors, officers, managers, attorneys, finders, agents, representatives, advisors, stockholders, members and employees, and each person, if any, who controls Consultant within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act (collectively, the “Consultant Indemnified Parties”) in accordance with the provisions for indemnification and contribution set forth in Attachment “A” hereto, which is incorporated by reference in and made a part of this Agreement as if fully set forth herein.

ARTICLE VII.
PUBLICITY

With the prior written consent of Client, which shall not be unreasonably withheld, Consultant shall have the right to place advertisements in mailings and financial and other newspapers and journals at its own expense describing its services hereunder to Client relating to any consummated Transaction and using Client’s logo, slogan, trademark, and/or service mark.

ARTICLE VIII.
CONFIDENTIALITY; MATERIAL NONPUBLIC INFORMATION

Section 8.01  Restrictions on Consultant. Consultant recognizes that its relationship with Client will give it access to non-public proprietary information, confidential information and trade secrets. Consequently, during the Term of this Agreement and for the two (2) year period immediately thereafter, Consultant will not use or disclose for itself or for others (except persons specifically designated by Client) any Confidential Information. “Confidential Information” shall include but not be limited to, any information concerning Client’s processes, products, services, inventions, purchasing, accounting, marketing, selling methods and techniques, research and development, computer programs, purchasing information, ideas and plans for development, historical financial data and forecasts, long range plans and strategies, customer lists, Information and any other information related to Client’s customers, and any such other information concerning the business of Client or its manner of operation that is not generally known in the industry. Confidential Information shall not include any information that: (a) is or subsequently becomes publicly available without Consultant’s breach of this Agreement; (b) was in the Consultant’s possession at the time of disclosure and was not acquired from Client; (c) is received from third parties, and is rightfully in the possession of such third parties and not subject to a confidentiality obligation of third parties; (d) is required by law to be disclosed (with prior notice to Client); or (e) is intentionally disclosed without restriction by Client to a third party.

Section 8.02 Regulation FD Disclosure. Notwithstanding anything to the contrary contained herein, Client shall not, and shall cause each of its subsidiaries and each of their respective officers, directors, employees and agents, not to, provide Consultant with any material, nonpublic information regarding the Company or any of its subsidiaries without the express written consent of Consultant. In the event of a breach of the foregoing covenant by Client, and provided that Client shall have failed (following proper written request therefor) to make an appropriate public disclosure consistent with the requirements of Regulation FD, Consultant shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by Client. Consultant shall not have any liability to Client for any such disclosure.

Section 8.03 Restrictions on Client. Client agrees that any advice or communication, written or oral, provided by Consultant pursuant to this Agreement will be treated by Client as confidential, will be solely for the information and assistance of Client in connection with its consideration of a Transaction and will not be used, circulated, quoted or otherwise referred to for any other purpose, nor will it be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other communication, whether written or oral, prepared, issued or transmitted by Client or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, Consultant’s prior written consent. Client further agrees that it will not disclose the identity of Consultant, the existence of this Agreement or the engagement created hereby or Consultant’s role with respect to any Transaction without the prior written consent of Consultant, other than as may be required by applicable law or regulations, including any requirements imposed under the Securities Act or the Exchange Act; provided, that in the event such disclosure is required under applicable law or regulation, Client shall notify Consultant and provide Consultant with an opportunity to review and provide comments with respect to such proposed disclosure not less than two (2) business days prior to making such disclosure; provided, further, that if Consultant fails to respond to Client within two (2) business days of receipt of such proposed disclosure, Consultant shall be deemed to have consented to such proposed disclosure and waived its right to review and provided comments with respect to such disclosure.

Section 8.04 Third Party Information. Client recognizes that Consultant has received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Consultant’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees at all times during the Term of this

Agreement, not to commingle the Confidential Information with other third parties’ confidential or proprietary information.

Section 8.05 Surrender of Material upon Termination of Agreement. Upon termination of this Agreement, Consultant shall return immediately to Client all Work Products including, but not limited to, books, records, notes, data and information relating to Client or its business, and will so certify in writing that it has done so.

ARTICLE IX.
CONFLICT WAIVER

Client acknowledges that Consultant and its affiliates have and will continue to have other relationships with parties other than Client pursuant to which Consultant may acquire information of interest to Client. Consultant shall have no obligation to disclose such information to Client, or to use such information in connection with any contemplated Transaction. Client recognizes that Consultant is being engaged hereunder to provide the consulting services described above only to Client and is not acting as an agent or a fiduciary of, and shall have no duties or liability to, the equity holders of Client or any third party in connection with its engagement hereunder, all of which are hereby expressly waived. No one other than Client (and such other parties in such capacities, if any) is authorized to rely upon the engagement of Consultant hereunder or any statements, advice, opinions or conduct by Consultant.

ARTICLE X.
MISCELLANEOUS.

Section 10.01 Notices. Any notices desired, required or permitted to be given hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three (3) business days after mailing, if mailed, or one (1) business day after timely delivery to the overnight courier service, if delivered by overnight courier service:

(a)    If to Consultant:

Allstar Capital Inc.
3039 St. Paul Street
Baltimore, Maryland 21218
Attn: Mr. Fred Chang

(b)    If to Client:

Fujian Zhongde Technology Co., Ltd.
Fulong Industrial Zone
Logtian Town Fuqing City
Fujian, China 35013
Attn: Mr. Tai-ming Ou

or to such other address as such party may indicate by a written notice delivered to the other party hereto.

Section 10.02 Attorneys’ Fees. If any party to this Agreement brings an action or proceeding directly or indirectly based upon this Agreement or the matters contemplated hereby against another party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such action or proceeding, including, but not limited to, reasonable attorneys’ fees and court costs.

Section 10.03 Governing Law; Jurisdiction. It is the intention of the parties that this Agreement shall be subject to and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its choice of law provisions. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in New York, New York (Borough of Manhattan). The parties hereto hereby (a) submit to the exclusive jurisdiction of any such court for the purpose of any claim, action, suit, proceeding, arbitration, mediation or investigation (an “Action”) arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

Section 10.04 Entire Agreement. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties with respect to the subject matter contemplated herein.

Section 10.05 Amendment; Waiver. This Agreement may not be amended or modified except by a writing executed by both of the parties hereto. The waiver by any party hereto of any breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

Section 10.06 Assignability. Neither party to this Agreement may assign its rights and obligations under this Agreement without the prior written consent of the other party.

Section 10.07 Binding Effect. This Agreement and any amendment thereto, shall be binding upon and shall inure to the benefit of the successors and assignees of the parties hereto.

Section 10.08 Relationship. Nothing in this Agreement shall be interpreted to provide that Consultant and Client are partners, joint venturers, agents or assignees of the other. Consultant is and shall remain an independent contractor providing services to Client, and is not an employee or agent of Client, and neither party shall be entitled to bind the other party in any way.

Section 10.09 Headings. The section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

Section 10.10 Severability. Should a court or other body of competent jurisdiction determine that any provision in this Agreement is invalid or unenforceable, the remaining provisions in this Agreement nevertheless shall be deemed valid and enforceable, and continue in full force and effect without being impaired or invalidated in any way.

Section 10.11 Further Assurances. The parties shall execute, acknowledge and deliver any further documents, instruments, or other assurances and shall take any other action consistent with the terms of this Agreement that may be reasonably requested by any other party or its counsel for the purpose of confirming or effectuating any of the actions contemplated by this Agreement.

Section 10.12 Remedies Cumulative. Any termination of this Agreement shall be without prejudice to any right or remedy to which a party may be entitled either by law, or in equity, or under this Agreement.

Section 10.13 Survival. Notwithstanding any termination of this Agreement, Section 2.02 and Articles III, IV, VI, VIII and this Article X shall survive and remain in full force and effect.

Section 10.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

ALLSTAR CAPITAL INC.

By:  /s/ Fred Chang

Name: Fred Chang
Title: President

FUJIAN ZHONGDE TECHNOLOGY CO., LTD.

By:  /s/ Tai-ming Ou

Name: Tai-ming Ou
Title: Chief Executive Officer

Attachment “A”

Indemnification and Contribution

Client shall indemnify and hold harmless Consultant and each of its controlling persons, subsidiaries, affiliates, directors, officers, and employees (“Indemnified Persons”), from and against all losses, claims, damages and liabilities, and all suits, actions, claims, proceedings and investigations in respect thereof, relating to or arising out of the activities contemplated by Consultant’s engagement described in the Consulting Agreement to which this Attachment “A” is attached. The foregoing shall include the reasonable expenses incurred by Consultant and Indemnified Persons in appearing as witnesses or being deposed, producing documents or otherwise being involved in any suits, actions, proceedings or investigations. Client shall reimburse Consultant and each Indemnified Person for all reasonable expenses, including attorneys’ fees and disbursements, as they are incurred in connection with investigating, preparing for or defending any suit, action, proceeding or investigation, whether or not Consultant or such Indemnified Person shall be a party thereto, whether or not the same shall involve or result in any liability on the part of Consultant or such Indemnified Person; provided that Client shall advance such expenses only upon receipt of an undertaking by Consultant or such person to repay such advances if it shall ultimately be determined that Consultant or such person was not entitled to be indemnified. Notwithstanding the forgoing, Client shall not, however, be obligated to indemnify Consultant or any Indemnified Person in respect of any loss, claim, damage, liability or expense to the extent the same is found by a final judgment of a court of competent jurisdiction to have resulted from gross negligence, willful misconduct or bad faith on the part of Consultant or such Indemnified Person. Consultant shall have no liability to Client for any loss, claim, damage, liability or expense related to or arising out of the activities contemplated by Consultant’s engagement, except to the extent such loss, claim, damage, liability or expense is found by a final judgment of a court of competent jurisdiction to have resulted from gross negligence, willful misconduct or bad faith on the part of Consultant.

If any suit, action, claim, proceeding or investigation is instituted against Consultant or any Indemnified Person aforesaid in respect of which indemnification may be sought hereunder, Consultant or such person shall promptly notify Client thereof in writing, but the omission so to notify Client shall not relieve Client from any liability except to the extent Client shall have been materially prejudiced by such omission. Neither Consultant nor any Indemnified Person shall be required to provide notice to Client with respect to any suit, action or proceeding in which Client is named a defendant. Client shall be entitled to assume the defense of any suit, action or proceeding with counsel reasonably satisfactory to Consultant; provided, however, that if the defendants in any such suit, action or proceeding include both Consultant or an Indemnified Person and Client or another indemnified person, and counsel for Consultant or such Indemnified Person shall have advised in writing that a conflict or potential conflict exists between Consultant or such Indemnified Person and Client or another indemnified person, or that there may be one or more legal defenses available to Consultant or an Indemnified Person that are different from or additional to those available to Client or another indemnified person, then Client shall not have the right to assume the defense of such suit, action or proceeding on behalf of Consultant or such Indemnified Person, and Consultant and such Indemnified Person shall have the right to select separate counsel to defend such suit, action or proceeding on its behalf, with costs to be borne by Client. Subject to the foregoing, Client shall not be liable for the

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expenses of more than one separate counsel (in addition to local counsel) for Consultant and all Indemnified Persons similarly situated in any one suit, action or proceeding or substantially similar suits, actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances. Client shall not be liable for the settlement of any suit, action, claim or proceeding by Consultant or any Indemnified Person without Client’s prior written consent. Client agrees that it shall not settle any suit, action, claim or proceeding relating to or arising out of the activities contemplated by Consultant’s engagement, unless such settlement includes a provision unconditionally releasing Consultant and each Indemnified Person from all liabilities in respect of the matters which are the subject of such suit, action claim or proceeding. The provisions hereof are in addition to all other existing rights to indemnification on the part of Consultant and each Indemnified Person aforesaid, and shall survive any termination of Consultant’s engagement hereunder.

In order to provide for just and equitable contribution, if a claim for indemnification hereunder is made, but it is found in a final judgment of a court of competent jurisdiction that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then Client, on the one hand, and Consultant, on the other hand, shall contribute to the amounts paid, payable or suffered in respect of the losses, claims, damages, liabilities or expenses for which indemnification is unavailable or insufficient (i) in such proportion as appropriately reflects the relative benefits to Client, on the one hand, and Consultant, on the other hand, from the transaction contemplated by Consultant’s engagement hereunder, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as appropriately reflects not only the relative benefits referred to in clause (i), but also the relative faults of Client, on the one hand, and Consultant, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. It is agreed that it would not be just or equitable if the contribution provided for herein were determined by pro rata allocation or any other method which does not take into account the foregoing. The relative benefits to Client and Consultant shall be deemed to be in the proportion which (A) the total amount to be paid by Client from the transaction contemplated by Consultant’s engagement (whether or not consummated), bears to (B) the fees actually received by Consultant for its engagement (excluding any amounts received in reimbursement of expenses). In no event shall Consultant’s share of any liability be in excess of the fees actually received by Consultant for its engagement (excluding any amounts received in reimbursement of expenses).

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